UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2024

Vaccinex, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38624	16-1603202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1895 Mount Hope Avenue, Rochester, New York	14620
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 271-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VCNX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 6, 2024, Vaccinex, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which the Company agreed to issue and sell to the investors named therein (the “Investors”) an aggregate of (i) 3,838,544 shares (“Shares”) of the Company’s common stock (“Common Stock”) together with warrants (“Common Warrants”) to purchase up to 3,838,544 shares of Common Stock (“Warrant Shares”) at a combined price of $0.725 per Share and accompanying Common Warrant and (ii) pre-funded warrants (“Pre-Funded Warrants” and together with the Common Warrants, the “Warrants”, and such Warrants together with the Shares, the “Securities”) in lieu of Shares to purchase up to 1,265,078 Warrant Shares together with Common Warrants to purchase up to 1,265,078 Warrant Shares at a combined price of $0.7249 per Pre-Funded Warrant and accompanying Common Warrant (the “Private Placement”). The Private Placement is expected to close on or about February 8, 2024 (the date of such closing, the “Closing Date”) for aggregate gross proceeds of approximately $3.7 million.

Each Pre-Funded Warrant will have an initial exercise price of $0.0001 per share, and each Common Warrant will have an initial exercise price of $1.00 per share. The Warrants will be immediately exercisable. The Pre-Funded Warrants may be exercised at any time until they are exercised in full, and the Common Warrants will expire five years from the date of issuance. The Company will have the right to “call” the exercise of any portion of a holder’s Common Warrants by delivering a call notice to the holder within 120 days after the Company publicly announces an increase in pepinemab-treated patients relative to placebo-treated patients, with statistical significance having a p-value of less than or equal to 0.05, in the change of the FDG-PET standard uptake value ratio for brain metabolism between baseline and month 18 as assessed by [18F]fluorodeoxyglucose (FDG)-PET in the resting state following administration of 40 mg/kg pepinemab or placebo, as applicable, as described in the protocol for the Company’s SIGNAL-AD Alzheimer’s disease study. After delivery of a call notice, the Common Warrants will continue to be exercisable. Each Common Warrant will be canceled and no longer exercisable to the extent the holder fails to timely exercise the Common Warrant for the called portion thereof within 30 trading days following the Company’s issuance of a call notice, provided that to the extent the exercise of a called portion of a Common Warrant would cause the holder to hold Common Stock in excess of a specified beneficial ownership limitation, upon exercise of such portion, as set forth in the Common Warrant, instead of shares being issued, the exercise would result in the modification of the terms of such portion to be consistent with the terms of a Pre-Funded Warrant.

The Securities Purchase Agreement prohibits the Company, through 45 days after the Closing Date, from issuing, entering into any agreement to issue, or announcing the issuance or proposed issuance of any Shares or common stock equivalents, other than certain exempt issuances. In addition, pursuant to the Securities Purchase Agreement, the Company’s executive officers and directors entered into customary lock-up agreements pursuant to which they agreed until 45 days from the Closing Date not to sell or transfer any shares of Common Stock beneficially owned by them or securities that are convertible into, or exchangeable or exercisable for, shares of Common Stock, subject to certain exceptions.

Among the Investors are FCMI Parent Co. (“FCMI”), which is controlled by Albert D. Friedberg, chair of the Board of Directors of the Company (the “Board”), and Vaccinex (Rochester), L.L.C. (together with FCMI, the “Related Entities”), which is controlled by Maurice Zauderer, Ph.D., the Company’s president, chief executive officer and a member of the Board.

The sale of the Securities is not registered under the Securities Act of 1933, as amended (the “1933 Act”), and the Securities are being issued and sold in a private placement pursuant to Section 4(a)(2) of the 1933 Act and/or Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission (the “SEC”) under the 1933 Act. Each of the Investors represented that it is an “accredited investor” within the meaning of Rule 501 of Regulation D, was acquiring the Securities for its own account, and had no direct or indirect arrangement or understanding with any other persons to distribute or regarding the distribution of such Securities. The Securities are being offered and sold without any general solicitation by the Company or its representatives.

In connection with the Private Placement, on February 7, 2024, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors other than the Related Entities that affords such Investors certain registration rights with respect to the Securities. Under the Registration Rights Agreement, the Company agreed, among other things, to file with the SEC a registration statement covering the resale of such Investors’ Shares and Warrant Shares within the later of (i) the thirtieth calendar day after the Closing Date and (ii) one trading day after the Company files its Annual Report on Form 10-K, but in any event not later than April 2, 2024 (the “Filing Date”), and to use commercially reasonable efforts to cause such registration statement to become effective on or prior to 60 calendar days from the Filing Date.

The foregoing summaries of the Securities Purchase Agreement and the Registration Rights Agreement are qualified by reference to the terms of the Securities Purchase Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or a solicitation of an offer to buy shares of Common Stock or any other securities of the Company.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Exhibit Description

4.1	Form of Pre-Funded Warrant

4.2	Form of Common Warrant

10.1	Securities Purchase Agreement by and between the Company and the Investors, dated as of February 6, 2024

10.2	Registration Rights Agreement by and between the Company and the Investors, dated as of February 7, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaccinex, Inc.

Date: February 7, 2024	By:	/s/ Scott E. Royer
Scott E. Royer
Chief Financial Officer